                          IPVOICE COMMUNICATIONS, INC.
                                 PROMISSORY NOTE

         $3,000,000                                             June 19, 2002

IPVOICE COMMUNICATIONS, INC., a Nevada corporation ("Purchaser"), for value received, hereby promises to pay to VERGETECH, INC., a Texas corporation
("Seller"), the Sum of Three Million Dollars and No/100 ($3,000,000.00) as
hereinafter provided. The Sum shall be payable as follows:

1. The Sum shall be payable only if the transactions under the Asset Purchase
Agreement dated June 19, 2002 between the parties hereto ("Agreement") are closed successfully; otherwise, this Note is null and void.

2. The Sum shall be payable only in Purchaser's shares of common stock ("Payable
Shares").

3. Seller at its sole option may demand to be paid the Payable Shares as soon as reasonably practicable after the occurrence of any of the following:

        a.   The passage of eighteen months after the date of  closing  of the transactions under the  Agreement("Closing").

        b.   The market capitalization of Purchaser's issued and  outstanding shares of common stock (the number of issued and outstanding common shares times the closing bid price) has reached at least $6,000,000 for a period of thirty consecutive trading days.

        c.   Purchaser receives an investment on a cumulative basis in the amount of $500,000 or greater  subsequent to the Closing.

4. Payable Shares shall be calculated as 50% of the issued and outstanding common shares on a fully diluted basis immediately after the conversion, less common shares issued to Seller and share transactions for the benefit of Seller prior to conversion. Example:

Assume conversion occurs on the date of Closing (the following numbers are best estimates and assumptions):

        a.   42,386,310 shares are outstanding.
        b.   No common shares have issued to Seller and no share  transactions or the benefit of Seller have occurred prior to conversion.
        c.   All warrants and options have been exercised, have expired or have an exercise  price that  precludes  their exercise.
        d.   The Series B Holders/Lenders on the Note of May 31, 2001 are
             entitled  to 30% of the  issued  and outstanding  shares on a fully diluted basis  immediately  after their  conversion  less common shares issued to them and share transactions for their benefit prior to conversion.
        e.   5,245,286 common shares have issued to the Series B  Holders/Lenders and no share  transactions for their benefit have occurred prior to conversion.
        f.   Purchaser shall issue to Seller  102,136,638  Note conversion shares,  representing 50% of the issued and outstanding shares after the conversions.
        g.   Purchaser shall issue to the Series B Holders/Lenders 56,036,697
             Series B/Note conversion  shares representing 30% of the issued and outstanding  shares  including shares  issued  prior to conversion.

5. If Payable Shares are changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend or similar event, Purchaser shall issue the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change that Seller would have received had this Note been paid immediately prior to such capital reorganization, reclassification or other change.

6. Purchaser shall, in the event of a capital reorganization of the common stock
(other than a subdivision, combination, reclassification or exchange of shares provided for above), a merger or consolidation of Purchaser with or into another
Purchaser, or the sale of all or substantially all of Purchaser's properties, stock and/or assets (collectively "Reorganization"), make provision for Seller to receive as Payable Shares the number of shares of common stock or other securities or other property of Purchaser or the successor entity resulting from such Reorganization, to which Seller would have been entitled had Purchaser paid this Note immediately prior to the Reorganization.

7. Purchaser shall take all actions necessary to ensure the availability of
Payable Shares at the time that their payment is required.

8. Upon receipt of certificates representing the Payable Shares, Seller immediately shall surrender this Note to Purchaser, which shall then be cancelled.

9. Purchaser shall not issue fractional shares upon payment of this Note;
rather, Payable Shares shall be rounded to the nearest whole share.

10. Purchaser shall provide to Seller contemporaneously with the payment of the
Payable Shares an agreement providing registration rights to the Seller.

11. Interest shall be at the rate of 3% per annum and shall be due and payable in either cash or shares of Purchaser's common stock, at Seller's option, at the time of payment of the principal amount of this Note.

12. Purchaser shall grant to Seller a security interest in all the assets that are transferred to it under the Agreement and in all cash and non-cash proceeds from a disposition of same.

13. Seller represents and warrants as follows:

        a.   Seller understands  that  Purchaser is providing this Note and the
             Payable Shares in reliance on specific exemptions from the registration  requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of, and the
             Seller's compliance with, its representations, warranties and agreements in order to determine the  availability  of such exemptions and the eligibility  of Seller to acquire the same.

        b.   Seller is either an "Accredited Investor" as defined in Federal
             Regulation  230.501(a)  or has such  knowledge and  experience in financial and business  matters that it is capable of evaluating the merits and risks and has the capacity to protect its interests in connection with these transactions.  Seller is aware that it may be required to bear and is able to bear the economic risk of these transactions for an indefinite  period of time and its financial condition allows it to bear such economic risk and the risk of loss on the entire amount of this Note.

        c.   Seller will  receive this Note and the Payable  Shares  solely for its own account and not for the account of another.  Seller has no intention to and will not  distribute  them in violation of any securities law or regulation and one else has any interest in or right to acquire them.

        d.   Seller  has  received  and  understood  Seller's  information  that has been provided to it in Seller's evaluation of the Agreement and accompanying documents including this Note and has been afforded the opportunity to ask questions, receive  answers and receive additional information  from Purchaser as necessary to verify the accuracy of information it provided concerning  Purchaser,  the
             Agreement,  this Note and the  Payable  Shares and has investigated these matters as necessary or desirable and has understood all such information and documents.

        e.   Seller fully understands that this Note and the Payable Shares are not freely  transferable  and are subject to resale  restrictions because  they are not  registered  with any federal or state securities agency.

        f.   Seller understands that until the Payable Shares are registered under federal and state securities laws, their stock certificates will contain a restrictive legend similar to the following:

                  THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE "ACT"),  OR
                  APPLICABLE STATE SECURITIES LAWS  (COLLECTIVELY,  THE "LAWS").
                  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT
                  BE OFFERED FOR SALE, SOLD,  TRANSFERRED OR ASSIGNED IN THE
                  ABSENCE OF EITHER (1) AN EFFECTIVE  REGISTRATION  STATEMENT
                  FOR THE SECURITIES  UNDER THE LAWS, OR (2) AN OPINION OF
                  COUNSEL PROVIDED TO THE ISSUER IN FORM,  SUBSTANCE AND SCOPE
                  REASONABLY  ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT
                  REGISTRATION  IS NOT REQUIRED  UNDER THE LAW DUE TO AN
                  AVAILABLE  EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION
                  REQUIREMENTS OF THE LAWS.

14. This Note shall be binding upon Purchaser, its successors and permitted assigns, and shall inure to the benefit of Seller, its successors and permitted assigns.

15. Nevada law governs this Note without regard to conflict of laws principles.

16. Notices to be given hereunder shall be delivered in accordance with the notice provision in the Agreement.

IPVOICE COMMUNICATIONS, INC.

By: ____________________________________________

Barbara S. Will, President
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